Exhibit 15.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Weidai Ltd. on Form S-8 (FILE NO. 333-230896) of our report dated June 4, 2020 with respect to our audit of the consolidated financial statements of Weidai Ltd. as of December 31, 2019 and for the year ended December 31, 2019, which report is included in this Annual Report on Form 20-F of Weidai Ltd. for the year ended December 31, 2019.

Our report on the consolidated financial statements refers to a change in the method of accounting for revenue recognition due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606), effective January 1, 2019, using the modified retrospective approach.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

Beijing, China

June 4, 2020

BEIJING OFFICE • Unit 2419-2422 • Kerry Center South Tower • 1 Guang Hua Road • Chaoyang District, Beijing • 100020

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumbp.com